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                                                                   EXHIBIT 99.L


                          PILLSBURY MADISON & SUTRO LLP
                                50 FREMONT STREET
                                  P.O. BOX 7880
                          SAN FRANCISCO, CA 94120-7880
                     TEL: (415) 983-1200 FAX: (415) 983-1000


                                  March 24, 2000





meVC Draper Fisher Jurvetson Fund I, Inc.
991 Folsom Street, Suite 301
San Francisco, California  94111


         Re:      Registration Statement on Form N-2
                  Securities Act File No. 333-92287
                  ---------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to meVC Draper Fisher Jurvetson Fund I, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form N-2, Securities Act File No. 333-92287 (as it may be amended or supplemented from time to time, the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 20,125,000 shares of the Company's common stock, $.01 par value (including up to 2,625,000 shares which may be sold pursuant to the exercise of the Underwriters' over-allotment option) (collectively, the "Shares").

         As such counsel, we have examined and are familiar with such corporate proceedings and other matters relating to the issuance and sale of the Shares as we have deemed necessary for the opinions rendered herein. In rendering these opinions, as to the factual matters not directly within our actual knowledge, we have relied upon, and have assumed the accuracy, completeness and genuineness of, certificates of and oral confirmation by public officials and certificates of and oral and written representations made to us by officers and directors of the Company, meVC Advisers, Inc., a Delaware corporation and the Company's investment adviser (the "Investment Adviser"), and meVC.com, Inc., a Delaware corporation and the parent corporation of the Investment Adviser. We have assumed the genuineness of all signatures and documents submitted to us as originals, that all copies submitted to us conform to the originals, the legal capacity of all natural persons, and, as to documents executed by entities other than the Company, that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against, such entities.

         We express no opinion as to the laws of any jurisdiction other than the State of California and the United States and the general corporation law of the State of Delaware, nor as to the qualification of the Shares under the securities or Blue Sky laws of any jurisdiction.

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         On the basis of the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Shares to be offered and sold by the Company pursuant to the Registration Statement have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company on January 10, 2000 and March 24, 2000, will be legally issued, fully paid and nonassessable.

         The opinions set forth above are subject to qualifications set forth in this paragraph. Whenever a statement herein is qualified by "known to us," "to our knowledge" or similar phrase, it indicates that in the course of our representation of the Company no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction. We have not made any independent investigation to determine the accuracy of such statement, except as expressly described herein. No inference as to our knowledge of any matters bearing on the accuracy of such statement should be drawn from the fact of our representation of the Company in other matters in which such attorneys are not involved.

         We hereby consent to the filing of this opinion as Exhibit 99.l to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                           Very truly yours,

                                           /s/ PILLSBURY MADISON & SUTRO LLP